UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C/A

(RULE 14C-101)

(Amendment No. 1)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF

THE SECURITIES EXCHANGE ACT OF 1934

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[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[ ]	Definitive Information Statement

VYCOR MEDICAL, INC.

(Name of Registrant as Specified in Its Charter)

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VYCOR MEDICAL, INC.

951 Broken Sound Parkway, Suite 320

Boca Raton, FL 33487

(561) 558-2020

February 28, 2018

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, $.00001 par value (the “Common Stock”) and preferred stock, $0.00001 par value (the “Preferred Stock”) of Vycor Medical, Inc. (the “Company”). We are sending you this Information Statement to inform you that on February 09, 2018, the Board of Directors of the Company unanimously adopted a resolution seeking stockholder approval to:

(1)	amend the Company’s Certificate of Incorporation to increase the number of authorized Company Common Shares from 25,000,000 to 55,000,000; and

(2)	adopt the 2018 Stock Incentive Plan.

On February 09, 2018, pursuant to the By-Laws of the Company and applicable Delaware law, stockholders holding in excess of fifty percent (50%) of the votes entitled to be cast on the aforementioned two matters (identified in the section entitled “Voting Securities and Principal Holders”) adopted a resolution to authorize the Board of Directors, in its sole discretion, to increase the number of authorized shares of Company Common Stock from 25,000,000 to 55,000,000 and to adopt the 2018 Stock Incentive Plan.

The Board of Directors believes that the proposed increase in authorized capital is beneficial to the Company because it provides the Company with the flexibility it needs to raise additional capital consistent with its Business Plan.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED

TO SEND US A PROXY

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of our Common Stock. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and the consent of stockholders of the Company holding a majority of the shares entitled to vote on the matter.

This Information Statement is being mailed on or about March 9, 2018 to stockholders of record on February 9, 2018 (the “Record Date”).

/s/ Peter C. Zachariou
Peter C. Zachariou, Chief Executive Officer

VYCOR MEDICAL, INC.

951 Broken Sound Parkway, Suite 320

Boca Raton, FL 33487

(561) 558-2020

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and applicable Delaware law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be approximately $5,000.00, will be paid by the Company.

ABOUT THE INFORMATION STATEMENT

What Is the Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to notify the Company’s shareholders, as of the close of business on February 09, 2018 (the “Record Date”), of corporate action taken pursuant to the consent or authorization of certain shareholders of the Company. Shareholders holding the power to vote in excess of a majority of the Company’s outstanding common stock have acted upon the corporate matters outlined in this Information Statement, consisting of the following:

(1)	To amend the Company’s Certificate of Incorporation to increase the number of authorized Company Common Shares from 25,000,000 to 55,000,000, and

(2)	To adopt the 2018 Stock Incentive Plan.

The Company will refer to this action as the “Proposals”.

Who Is Entitled to Notice?

Each holder of an outstanding share of common stock or voting preferred stock of record on the close of business on the Record Date will be entitled to notice of each matter voted upon pursuant to consents or authorizations by certain shareholders who, as of the close of business on the Record Date, were entitled to cast in excess of fifty percent (50%) of the votes entitled to vote in favor of the Proposal. Under Delaware corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval by the holders of fifty percent (50%) of the votes entitled to be cast on the matter in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposal is required.

What Corporate Matters Did the Majority of the Shareholders Vote for And How Did They Vote?

As of February 09, 2018, the Company received executed consents from shareholders entitled to in excess of fifty percent (50%) of the total eligible votes, which means that a majority of the votes entitled to be cast on the Proposal were in fact cast. The Shareholders provided consent with respect to the following matters:

(1)	To amend the Company’s Certificate of Incorporation to increase the number of authorized Company Common Shares from 25,000,000 to 55,000,000, and

(2)	To adopt the 2018 Stock Incentive Plan.

What Vote Is Required to Approve the Proposal?

With respect to the Proposal, the affirmative vote of a majority of the votes entitled to be cast on the Proposal was required for approval of the Proposal. Certain of the Company’s shareholders have voted in favor of the Proposal and these shareholders represented in excess of fifty percent (50%) of the votes entitled to be cast on the Proposal. These shareholders were entitled to cast fifty percent (50%) of the votes eligible to be cast on the Proposal. Accordingly, these shareholders had sufficient voting shares to approve the Proposal.

Shareholders Who Voted in Favor of The Proposal

The table below indicates all of the holders of shares of the Company’s Common Stock and Series D Preferred stock that have voted in favor of the Proposal. On the Record Date, 21,323,742 votes were eligible to be cast on the Proposal.

Shares of Common Stock (or equivalent
shares of Common Stock in the case of
Series D Preferred Stockholders)

Name	Votes	Percentage
Fountainhead Capital Management Ltd.	10,246,864	48.05%
Craig Kirsch	57,934	0.27%
Peter Zachariou	323,196	1.52%
Steven Girgenti	49,800	0.23%
Lowell Rush	28,192	0.13%
Oscar Bronsther	40,155	0.19%

Total	10,746,141	50.40%

Total Company Eligible Votes	21,323,742

BACKGROUND

1. Organizational History

The Company was formed as a limited liability company under the laws of the State of New York on June 17, 2005 as “Vycor Medical LLC”. On August 14, 2007, we converted into a Delaware corporation and changed our name to “Vycor Medical, Inc.”. The Company’s listing went effective on February 2009 and on November 29, 2010 Vycor completed the acquisition of substantially all of the assets of NovaVision, Inc. (“NovaVision”) and on January 4, 2012 Vycor, through its wholly-owned NovaVision subsidiary, completed the acquisition of all the shares of Sight Science Limited (“Sight Science”), a previous competitor to NovaVision.

2. Overview of Business

Vycor is dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions and operates two distinct business units within the medical device industry. Vycor Medical designs, develops and markets medical devices for use in neurosurgery. NovaVision provides non-invasive rehabilitation therapies for those who have vision disorders resulting from neurological brain damage such as that caused by a stroke. Both businesses adopt a minimally or non-invasive approach. Both technologies have strong sales growth potential, address large potential markets and have the requisite regulatory approvals. The Company has 59 issued or allowed patents and a further 15 pending. The Company leverages joint resources across the divisions to operate in a cost-efficient manner.

The Company periodically engages in discussions with potential strategic partners for or purchasers of each or both of our operating divisions.

Vycor Medical

Vycor Medical designs, develops and markets medical devices for use in neurosurgery. Vycor Medical’s ViewSite Brain Access System (“VBAS”) is a next generation retraction and access system that was fully commercialized in early 2010 and is the first significant technological change to brain tissue retraction in over 50 years in contrast to significant development in most other neuro-surgical technologies. Vycor Medical is ISO 13485:2003 compliant, and VBAS has U.S. FDA 510(k) clearance and CE Marking for Europe (Class III) for brain and spine surgeries, and regulatory approvals in Australia, Brazil, Canada, China, Korea, Japan, Russia and Taiwan.

We believe VBAS offers several advantages over other brain retractor systems, commonly known as ribbon or blade retractors that are metallic, including having the potential to significantly reduce brain tissue trauma that arises from excessive pressure at the edges of the blade. The design of VBAS can minimize the size of the brain entry access necessary for surgical procedures and is believed to significantly reduce the pressure and hence trauma on the surrounding brain tissue.

NovaVision

NovaVision provides non-invasive, computer-based rehabilitation targeted at a substantial and largely un-addressed market of people who have lost their sight as a result of stroke or other brain injury. NovaVision addresses a significant target market, estimated at approximately $2 billion in each of the U.S. and the EU and over $13 billion globally.

NovaVision has a family of therapies that both restore and compensate for lost vision:

●	Restoration of vision: NovaVision’s VRT and Sight Science’s Neuro-Eye Therapy (NeET), aim to improve visual sensitivity in a person’s blind area. VRT delivers a series of light stimuli along the border of the patient’s visual field loss. These programmed light sequences stimulate the border zone between the “seeing” and “blind” visual fields, repetitively challenging the visual cortex in the border zone with a large number of stimuli over the course of time. NeET targets deep within the blind area by repeated stimulation, allowing patients to detect objects within the blind field.

●	Compensation and re-training: Normal eye movements are also affected after brain injury adding to the problems of blindness. NeuroEyeCoach provides a complementary therapy to VRT and NeET, which re-trains a patient to move their eyes, re-integrate left and right vision and to make the most of their remaining visual field.

VRT and NeuroEyeCoach are therefore highly complementary and are provided in an Internet-delivered suite to ensure broad benefits to NovaVision’s patients.

NovaVision also has models of VRT and NeuroEyeCoach for physicians and rehabilitation clinics, as well as VIDIT, a diagnostic program that enables therapists to perform high-resolution visual field tests in less than ten minutes.

NovaVision’s VRT is the only medical device aimed at the restoration of vision lost as a result of neurological damage which has FDA 510(k) clearance to be marketed in the U.S; and NeuroEyeCoach is registered in the US as a Class I 510(k) exempt device. VRT, NEC and NeET have CE Marking for the EU. NovaVision has 41 granted and 2 pending patents worldwide.

The Board of Directors believes that the proposed increase in authorized shares of Common Stock is beneficial to the Company because it provides the Company with the flexibility it needs to raise additional capital consistent with its Business Plan.

No further action on the part of stockholders will be required to either implement or abandon the increase in authorized capital. The Board of Directors reserves its right to elect not to proceed, and abandon, the increase in authorized capital if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company’s stockholders.

ADVANTAGES AND DISADVANTAGES OF INCREASING AUTHORIZED COMMON STOCK

There are certain advantages and disadvantages of increasing the Company’s authorized common stock. The Company believes that the impact of increasing its authorized capital is largely mitigated by increased ability of the Company to raise capital for the future growth of the Company consistent with its Business Plan. As a result of the increase in authorized capital, authorized but unissued Company Common Shares are increased from 5,183,495 to 35,183,495. The current number of authorized but unissued shares does not include shares which are reserved for issuance in the event of the exercise of certain warrants and options which required to be reserved.

The Company believes that this increased number of authorized but unissued Common Shares will facilitate:

●	The ability to raise capital by issuing capital stock under future financing transactions, if any.

●	To have shares of common stock available to pursue business expansion opportunities, if any.

●	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Company’s Board of Directors, at that time. Notwithstanding, a takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer Company stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or Proposal to adopt such provisions or enter into agreements that may have material anti-takeover consequences.

Disadvantages of this action include the following:

●	The issuance of additional authorized but unissued shares of Common Stock could result in decreased net income per share which could result in dilution to existing shareholders.

●	In the long run, the Company may be limiting the number of authorized but unissued shares it can issue in the future without a further amendment of its Certificate of Incorporation. Notwithstanding, the Company believes that maintaining 35,183,495 authorized but unissued Common shares will cover all of its reasonably foreseeable requirements.

VYCOR MEDICAL, INC. 2018 STOCK INCENTIVE PLAN

Description of the Vycor Medical, Inc. 2018 Stock Incentive Plan

The Company and the Consenting Shareholder believe the Plan is in the best interest of the Company and its shareholders and will help the Company to (a) provide meaningful long-term incentive award opportunities as part of a competitive total compensation program that enables the Company to attract and retain its key employees and consultants, (b) align the interests of those employees and consultants with those of the Company and its shareholders and (c) motivate and reward long-term commitment to the Company that results in profitable growth and sustained shareholder value creation.

A copy of the Plan is attached to this Information Statement as Exhibit B. The Plan was approved by the Board and the consenting shareholders (who delivered a written consent approving the Plan) on February 9, 2018. The Plan shall become effective on the date which is twenty days following the mailing this Information Statement to the Company’s shareholders (the “Plan Effective Date”). Terms included in this discussion of the Plan that are not otherwise defined in this Information Statement shall have the meaning ascribed to them in the Plan.

The Plan permits the granting of an aggregate number of shares of Company Common Stock not to exceed ten percent (10%) of the total Company Common Shares outstanding from time to time. The Plan replaces the previous 2008 Employee, Director and Consultant Stock Plan, which has expired. No awards or grants have been awarded or granted under the Plan. The Plan provides for grants of equity incentive compensation to employees and consultants of the Company and such other individuals as the Company reasonably expects to become employees or consultants of the Company. The Plan allows for awards of (a) Incentive Stock Options (“ISOs”), (b) Non-qualified Stock Options (“NSOs”) (c) Stock Appreciation Rights (“SARs”), (d) restricted awards, and (e) other equity-based awards. The Plan will terminate automatically on the tenth anniversary of the Plan Effective Date.

Administration of the Plan

The Plan will be administered by the full Board, or by a committee of the Board, as the Board determines in its sole discretion. For purposes of this description of the Plan, references to the “Board” include a committee of the Board, if one is appointed. If the Board elects to appoint a committee, such committee will consist solely of two or more non-employee directors.

Subject to the provisions of the Plan, the Board determines the recipients of awards made pursuant to the Plan. The amount, terms, rules and procedure associated with any award shall be determined by the Board as it deems proper and shall be reflected in an award agreement at the time of such award. The Board is authorized in its sole discretion to construe and interpret the Plan and the respective award agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each award or grant, as shall be requisite in the judgment of the Board.

Any shares of Common Stock subject to an award that expires, or its canceled, forfeited or terminated without issuance of the full number of shares of Common Stock to which the award related will again be available for issuance under the Plan.

Options

ISOs may be granted only to Company employees. NSO awards may be made to Company employees and consultants. The exercise price of an ISO may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant, except in the case of an employee who is also a 10% shareholder of the Company, in which case, the exercise price must be at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price of an NSO may not be less than 100% of the value of the Common Stock on the date of grant, except in certain limited circumstances. The term of an ISO may not exceed ten years from the date of grant, except grants made to an employee who is also a 10% shareholder may not exceed five years from the date of grant. The term of an NSO will be determined by the Board, but will not be exercisable after ten years from the date of grant. Exercise price payment terms and forms of payment, transferability, vesting generally and in the event of death or disability, extensions and similar matters of each option award will be determined by the Board at the time of grant.

SARs

A SAR is an award that allows the recipient, upon exercise, to receive in cash or shares an amount equal to the appreciation in the Company’s Common Stock over a specified period of time established by the Board, provided however, that no SAR will be exercisable after the tenth anniversary of the date of grant. The Plan provides that SARs may be granted alone or in tandem with an option. The exercise price, exercise and payment terms, vesting, and similar matters of each SAR award will be determined by the Board at the time of grant.

Restricted Awards

A restricted award is an award of actual shares of Common Stock or of hypothetical common stock units (“RSUs”) having a value equal to the fair market value of an identical number of shares of Common Stock. No shares of Common Stock will be issued at the time an RSU is granted. At the time of grant of each restricted award, the Board will determine the applicable restriction terms and conditions. During the restricted period, the Company generally will hold the restricted award until the restrictions have been satisfied. Unless otherwise determined by the Board at the time of grant, during the restricted period the holder will not have the right to sell, assign, transfer or otherwise dispose of, pledge or hypothecate as collateral for a loan or as security for the performance of an obligation, the Common Stock underlying the award. Unless otherwise determined by the Board at the time of grant, during the restricted period, the holder will generally have the rights and privileges of a shareholder of Common Stock to vote and to receive dividends, provided however, that such dividends will be withheld by the Company for the holder’s account until all restrictions have been satisfied. Unless otherwise determined by the Board, recipients of restricted awards generally are not entitled to possession of the Common Stock underlying the restricted award until such time as all restrictions have been satisfied. Upon satisfaction of the restrictions, the Company will deliver to the holder of a restricted stock award the Common Stock underlying such award, along with any dividends awarded on such Common Stock during the restricted periods, without charge, provided however, that if explicitly provided in the RSU award agreement, the Board may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock.

Award Limits

Subject to adjustment upon changes in the Company’s Common Stock, in the event of a Change in Control, all outstanding Options and Stock Appreciation Rights will become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period will expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units.

Acceleration in the Event of a Change of Control

Unless otherwise provided in the award agreement, in the event of a change in control of the Company all outstanding options and SARs will become immediately exercisable with respect to 100% of the Common Stock underlying such options or SARs, and or the restricted period associated with any restricted award will expire immediately with respect to 100% of the shares of Common Stock underlying the restricted award. In the event of a change in control, the Board may, in its discretion and upon 10 days advance notice to the affected persons, cancel any outstanding awards and pay the holder thereof, in cash or Common Stock, or any combination thereof, the value of such award based on the price per share of Common Stock received or to be received by other shareholders of the Company in the change of control event. In the case of options or SARs with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with a change in control, the Board may cancel the option or SAR without the payment of consideration therefor.

U.S. Federal Income Tax Consequences

The following is a summary of the effects of U.S. federal income taxation on the Plan participants and the Company. This summary does not discuss the income tax laws of any other jurisdiction in which the recipient of the award may reside. (“Code” is the Internal Revenue Code of 1986, as amended.)

ISOs.

There generally are no federal ordinary income tax consequences to the participant by reason of the grant of exercise of an ISO. However, the exercise of an ISO may increase the participant’s alternative minimum tax liability, if any. The excess, if any, of the fair market value of the ISO shares on the date of exercise over the exercise price is an adjustment to income for purposes of alternative minimum tax. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount.

The participant will recognize long-term capital gain or loss on the sale of the Common Stock acquired on the exercise of the ISO if the sale occurs at least two years after the grant date and more than one year after the exercise date and the holder has been an employee at all times beginning with the grant date and ending three months before the exercise date. If the sale occurs earlier than the expiration of these holding periods, then the participant will recognize ordinary income equal to the lesser of the difference between the exercise price of the option and the fair market value of the shares of Common Stock on the exercise date or the difference between the sales price and the exercise price. Any additional gain on the sale will be capital gain. The Company can deduct the amount, if any, that the participant recognizes as ordinary income.

NSOs and SARs.

There is no tax consequence to the participant at the time of grant of an NSO or an SAR. Upon exercise, the excess, of the fair market value of the shares of Common Stock over the exercise price will be treated as ordinary income. Any gain or loss realized on the sale of the shares of Common Stock will be treated as a capital gain or loss. The Company may deduct the amount that the participant recognizes as ordinary income.

Restricted Stock.

No taxes are due on the grant of restricted stock. The fair market value of the shares of Common Stock subject to the award is taxable as ordinary income when no longer subject to a “substantial risk of forfeiture” (i.e., when the shares become vested or transferable). Unless an election pursuant to Code Section 83(b) is made (subjecting the value of the shares on the award date to current income tax), income tax is paid by the participant on the value of the shares of Common Stock at ordinary rates when the restrictions lapse and the Company will be entitled to a corresponding deduction at that time. Any gain or loss realized on the sale of the shares of Common Stock will be treated as a capital gain or loss.

RSUs.

No taxes are due upon the grant of the award. The fair market value of the shares of Common Stock subject to the award is taxable to the participant as ordinary income when the Common Stock is distributed to the participant. The Company can deduct the amount that the participant recognizes as ordinary income.

Section 280G.

Under certain circumstances, accelerated vesting, exercise or payment of awards under the Plan in connection with a “change of control” may be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Code Section 280G. To the extent it is so considered, the holder would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

Section 409A.

RSU awards, the receipt of which may be deferred beyond the vesting dates, are subject to Code Section 409A. If Section 409A is violated, deferred amounts will be subject to income tax immediately and to penalties equal to (i) 20% of the amount deferred and (ii) interest at a specified rate on the underpayment of tax that would have occurred if the amount had been taxed in the year it was first deferred.

Section 83(b).

If a Section 83(b) election is filed by the recipient with the Internal Revenue Service within 30 days after the date of grant of a restricted stock award, then the recipient will recognize ordinary income and the holding period will commence as of the date of grant. The amount of ordinary income recognized by the recipient will equal the excess of the fair market value of the shares of Common Stock underlying the restricted stock award as of the date of grant over the amount paid by the recipient for the restricted stock award. The Company will be entitled to a deduction in a like amount. If such election is made and the recipient thereafter forfeits the restricted stock award, the recipient may be entitled to a capital loss.

Miscellaneous Rules.

Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or any applicable withholding tax obligations under the Plan by delivering previously owned shares of Common Stock or by reducing the number of shares Common Stock otherwise issuable pursuant to the award. The surrender or withholding of such shares of Common Stock will in certain circumstances result in the recognition of income with respect to such shares or a carry-over basis in the shares acquired and may constitute a disqualifying disposition with respect to ISO shares.

Changes to the Plan

The Plan may be terminated or amended at any time by the Board, but no amendment increasing the maximum number of shares for which options may be granted (except to reflect a stock split, stock dividend or other distributions), reducing the option price of outstanding options, extending the period during which options may be granted, otherwise materially increasing the benefits accruing to optionees or changing the class of persons eligible to be optionees shall be made without first obtaining approval by a majority of the Company’s stockholders. No termination or amendment of the Plan shall adversely affect any right previously acquired by the grantee or other beneficiary under the Plan.

The foregoing description of the Plan is only a summary of the Plan and is qualified in its entirety by reference to the Vycor Medical, Inc. 2018 Stock Incentive Plan.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table contains information about the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and president and (iv) all executive officers and directors as a group as of February 9, 2018. Unless noted, the address for the following beneficial owners and management is 951 Broken Sound Parkway, Suite 320, Boca Raton, FL 33487.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class

Common Stock	Steven Girgenti	232,186	1.16%
Common Stock	Oscar Bronsther, M.D	213,685	1.06%
Common Stock	Lowell Rush	201,722	1.00%
Common Stock	Adrian Christopher Liddell	220,000	1.08%
Common Stock	Marc David Cantor	220,000	1.08%
Common Stock	Peter C. Zachariou	381,598	1.87%
Series D Preferred Stock	Peter C. Zachariou	69,487	25.71%
Common Stock	All executive officers and directors as a group	1,469.191	7.03%
Series D Preferred Stock	All executive officers and directors as a group	69,487	25.71%
Common Stock	Fountainhead Capital Management Limited 17 Bond Street, St. Helier, Jersey JE2 3NP	12,744,711	54.34%
Series D Preferred Stock	Fountainhead Capital Management Limited 17 Bond Street, St. Helier, Jersey JE2 3NP	188,363	69.68%

(1) In determining beneficial ownership of our Common Stock and Series D Preferred Stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of debentures, warrants and options which may be acquired within 60 days. In the case of directors, the number of shares includes shares granted but not issued under the director’s Deferred Compensation Plan. In determining the percent of Common Stock or Series D Preferred Stock owned by a person or entity on February 9, 2018, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which the beneficial ownership may acquire within 60 days of exercise of debentures, warrants and options, and the issuance of shares granted but not issued under the director’s Deferred Compensation Plan; and (b) the denominator is the sum of (i) the total shares of that class outstanding on February 9, 2018 (20,078,302 shares of Common Stock and 270,307 shares of Series D Preferred Stock) and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the debentures, warrants and options or that can be issued under the director’s Deferred Compensation Plan. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Certificate of Incorporation and take all other proposed actions which is not shared by all other holders of the Company’s Common Stock.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Robert L. B. Diener

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

Telephone: (808) 573-6163

BY ORDER OF THE BOARD OF DIRECTORS OF VYCOR MEDICAL, INC.

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

VYCOR MEDICAL, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Vycor Medical, Inc. held on February 9th, 2018, the Directors approved the following resolution:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing ARTICLE FOURTH, Subparagraph (a) to read as follows:

(a) Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 65,000,000, of which 55,000,000 shares, par value of $0.0001 shall be designated as Common Stock (“Common Stock”), and 10,000,000 shares, par value of S0.0001, shall be designated as Preferred Stock (“Preferred Stock”).

The effective date of this Amendment (“Effective Date”) shall be March __, 2018. From and after the Effective Date, the amount of capital represented by the Common Stock immediately after the Effective Date shall be the same as the amount of capital represented by such shares immediately prior to the Effective Date.

SECOND: Pursuant to Delaware General Corporation Laws Section 228, a consent in writing, setting forth the action so taken, was signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ___ day of March, 2018.

By:	/s/ Peter C. Zachariou
Authorized Officer
Title:	Chief Executive Officer
Name:	Peter C. Zachariou

EXHIBIT B

Vycor Medical, Inc.

2018 Stock Incentive Plan

1.	Establishment and Purpose

Vycor Medical, Inc. (the “Company”), is establishing this 2018 Stock Incentive Plan (the “Plan”) to:

●	attract and retain high-quality employees;

●	motivate participants to achieve long-term Company goals; and

●	align participants’ interests with those of the Company’s other stockholders.

The Plan is effective as of February 13, 2018, subject to approval by the Company’s stockholders within 12 months of the adoption date. The Company will not grant any options under this Plan on or after the date 10 years after the Plan is approved by the Company’s Board of Directors (the “Board”)

2.	Eligible Individuals.

Employees, officers, directors, and consultants of the Company and its affiliates may be eligible to participate in the Plan. Payment of a director’s fee does not render a director an “employee” under this plan. The specific stock options, stock appreciation rights, and stock awards (collectively, “Awards”) available to each class of participants are described in Sections 5, 6, and 7.

3.	Administration

3.1	General. The Board will have plenary authority as administrator of the Plan, and it may grant Awards under this Plan to eligible individuals listed in Section 2. The administrator may determine terms for Awards under this Plan that are not specifically prohibited by the Plan or by applicable law. If the Board delegates this authority to an administrator, then the Board will reserve the right to reverse any decision made by the administrator. The administrator may grant an Award to a person who is not an eligible individual if the grant is conditioned on the person becoming an eligible individual before the Company grants the Award. If the administrator grants an Award to an individual under this Plan, then that individual remains eligible to receive other Awards from the Company.

3.2	Administrator. The Board will be the default administrator of the Plan. The Plan may be administered by different committees of the Board with respect to different groups of eligible individuals. The Board may adopt administrative rules governing the Plan. The Board may also interpret the Plan and any Award issued under it.

3.3	Alternative or Substitute Awards. The Company may grant Awards as alternatives or substitutes for outstanding Awards under the Plan or any other plan or arrangement of the Company or its affiliates. This provision applies to a plan or arrangement of an entity acquired by the Company or its affiliates. Award terms need not be the same with respect to each awardee.

3.4	Authority. The administrator is authorized to do the following under this Plan:

(A)	approve eligible individuals to receive Awards;

(B)	determine the terms for Awards granted, to include:

(1)	option price;

(2)	vesting schedule;

(3)	vesting acceleration or forfeiture waiver; and

(4)	transfer restrictions;

(C)	determine the number of shares of stock covered with each Award granted;

(D)	approve forms of agreement;

(E)	determine when stock and other amounts payable under an Award will be deferred;

(F)	determine the fair market value of shares underlying a stock option; and

(G)	determine the consideration the Company will receive for any stock award granted under Section 7.

3.5	Delegation. The Board may delegate its administration powers and duties to a director, committee of the Board, or any other person or group. The Board may revoke a delegation at any time. The administrator may authorize a director or officer of the Company to execute and deliver documents on behalf of the administrator.

3.6	Binding Effect. The administrator has the sole discretion to make determinations concerning the grant of an Award. The administrator’s decisions will be final and binding on all persons (including the Company and Plan participants) unless the Board exercises its power to reverse the administrator’s decision.

4.	Stock Governed by the Plan

4.1	Stock Pool. The Company may issue an aggregate number of shares under the Plan that constitutes 10% or less of the outstanding common shares on a fully-diluted basis immediately after the Board adopts this Plan.

(A)	Rolling Provision. On January 1 of each calendar year, commencing with the year 2019, the maximum number of shares covered by the Plan will automatically increase to a number constituting 10% of the Company common shares then outstanding, on a fully-diluted basis.

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4.2	Effect of Non-Delivery. Any shares underlying an Award that are not delivered because of the following will not be deemed delivered for determining the maximum number of shares available for delivery under the Plan:

(A)	an Award is expired, canceled, forfeited, or otherwise terminated; or

(B)	an Award is settled in cash or used to satisfy the applicable tax withholding obligation.

4.3	Change in Capitalization or Organization. If the Company changes its capital structure or organization, then the administrator may make the following adjustments to the Plan that equitably reflect the change:

(A)	the number and kind of shares that may be delivered under the Plan;

(B)	the rolling provision in Section 4.1(A);

(C)	the number and kind of shares subject to outstanding Awards;

(D)	the exercise price of outstanding stock options and stock appreciation rights; and

(E)	other characteristics of the Awards it determines appropriate in its sole discretion.

5.	Stock Options

5.1	General. The Plan administrator may grant stock options alone or in addition to other Awards granted under the Plan. The administrator may grant two types of stock options: Incentive Stock Options (ISOs) and Non-Statutory Stock Options (NSOs). These options may be granted with or without the stock appreciation rights defined in Section 6.

(A)	Incentive Stock Options. ISOs granted under this plan must comply with the provisions of Internal Revenue Code (I.R.C.) § 422(b). The administrator may only grant ISOs to an officer or employee of the Company or its affiliates. The administrator may only grant ISOs within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Company’s stockholders, whichever is earlier.

(B)	Non-Statutory Stock Options. A NSO is a stock option that is not designated as an ISO or does not satisfy the requirements of I.R.C. § 422(b). The Company may grant NSOs to any director or consultant of the Company or its affiliates.

5.2	Form of Agreement. A stock option must be evidenced by a written option agreement in a form approved by the administrator. An option agreement must indicate whether it is for an ISO or a NSO. The administrator will determine the stock option’s date of grant.

5.3	Safe Harbor for ISOs. The Board and the administrator may not interpret or amend a term concerning ISOs under this Plan in a way that disqualifies the Plan (or any ISO granted under the Plan) under I.R.C. § 422. The Board and administrator do not have authority to exercise discretion in a way that would disqualify the Plan (or any ISO granted under the Plan) under I.R.C. § 422.

5.4	Terms. Stock options granted under this Section 5 will be subject to the following terms and any additional terms the administrator deems appropriate.

(A)	Exercise Price. The administrator will determine the exercise price per share under a stock option. The exercise price per share must be equal to or greater than the fair market value per share on the date the stock option is granted.

(1)	Ten-Percent Holders. If the administrator intends to grant an ISO to an individual who possesses more than 10 percent of the total combined voting power of all classes of stock of the Company or its affiliates, then the exercise price must be equal to or greater than 110% of the fair market value per share.

(B)	Shares. Each option agreement must state the number of shares underlying the option.

(C)	Term. An ISO issued under this Plan cannot be exercised more than 10 years after the date it is granted. An ISO issued under this Plan to a ten-percent holder (as defined in Section 5.4(A)(1)) cannot be exercised more than 5 years after the date it is granted.

(D)	Exercisability. The administrator will determine terms under which stock options may be exercised.

(1)	Installments. If the administrator provides that a stock option is exercisable only in installments, then the administrator may waive those provisions at its discretion.

(2)	Acceleration. The administrator may accelerate the exercisability of any stock option, but it may not accelerate the exercise date of an installment of any ISO if doing so would violate the annual exercisability limitation under Section 5.4(F) and I.R.C. § 422(d).

(3)	Early Exercise. The award agreement may include a provision allowing the awardee to exercise any part or all of a NSO before it is fully vested. Any unvested shares received by the awardee will be subject to a repurchase right in favor of the Company or its affiliates, and to any other restriction the administrator deems appropriate.

(E)	Method of Exercise. An optionee may exercise a stock option during the option term by giving written notice of exercise to the Company (or its designee), and by complying with any other condition(s) set forth in the option agreement. The written notice of exercise must specify the number of shares subject to the stock option that the optionee wishes to purchase. Only the optionee (or optionee’s legal representative) may exercise a stock option during the optionee’s lifetime.

(1)	Method of Payment. An optionee must pay in full for the shares underlying a stock option by any of the following methods (unless the administrator specifically designates the option to be eligible for “cashless exercise”):

(a)	in cash (by certified check, bank check, or any other instrument the Company deems acceptable);

(b)	in unrestricted Company common stock already owned by the optionee and held for at least 6 months (valued at the fair market value of the stock on the date the stock option is exercised);

(c)	in restricted stock subject to a stock award under Section 7 when the optionee is exercising a NSO;

(d)	by certifying ownership of Company common stock owned by the optionee to the administrator’s satisfaction for later delivery to the Company (on a date specified by the Company);

(e)	by irrevocably authorizing a third party to sell Company common stock (or a sufficient portion of the stock) acquired upon exercise of the stock option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any resulting tax withholding resulting; or

(f)	by any combination of cash and one or more of the methods specified in clauses (b), (c), (d), and (e).

(2)	Accounting Restriction. The administrator must only accept payment on exercise of an ISO as permitted by I.R.C. § 422. The administrator must not accept a form of payment that would cause the Company to recognize a compensation expense (or additional compensation expense) concerning the stock option.

(3)	Payment with Restricted Stock. If the optionee pays the exercise price of an NSO with restricted stock, then the administrator may subject an equal number of shares transferred to the optionee to same restriction as those tendered by the optionee.

(4)	Issuance. The Company will not issue shares upon exercise of a stock option until the optionee pays in full for the shares. The Company will have a reasonable time to issue the shares for which the stock option was exercised, and the optionee will not be treated as a stockholder until the shares are issued. The Company will not make an adjustment for cash dividends or other rights for which the record date is prior to the date the shares are recorded as issued and transferred in the Company’s official stockholder records.

(F)	Limitation on Yearly Exercise for ISOs. The Company shall not permit the issuance of ISO’s which would cause the aggregate fair market value (under this or any other ISO plan of the Company or an affiliate, determined at the time each ISO is granted and based on the value of the shares underlying the ISO) of such shares exercisable for the first time by the optionee in any calendar year to exceed $100,000.

(G)	Transfer Restrictions.

(1)	NSOs. An optionee may transfer an NSO as a gift to his or her family member, but no further transfer is allowed other than by will or the laws of descent and distribution. An NSO is not otherwise transferable except by will or the laws of descent and distribution.

(2)	ISOs. An ISO will not be transferable except as provided in I.R.C. § 422.

(H)	Termination by Death. If an optionee’s employment or service terminates by death of the optionee, then the optionee’s estate may exercise any stock option that was exercisable on the date of death.

(1)	Periodic Vesting. If the optionee’s exercise rights vested periodically, then the optionee’s estate may exercise a pro-rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the optionee not died. The proration will be based on the number of days accrued in the current vesting period prior to the optionee’s date of death.

(2)	Timing. If the optionee’s estate wishes to exercise the stock option, then the estate must do so within one year after the optionee’s death (or, if earlier, within the originally prescribed term of the stock option).

(3)	Loss of ISO Status. If an optionee’s estate exercises an ISO after the exercise periods expires under I.R.C. § 422, then that ISO will be treated as an NSO.

(I)	Termination Due to Disability. If an optionee’s employment or service terminates because the optionee becomes disabled (as defined in I.R.C. § 22(e)(3)), then the optionee may exercise any stock option that was exercisable on the date of disability.

(1)	Periodic Vesting. If the optionee’s exercise rights vested periodically, then the optionee may exercise a pro-rata portion through the date of disability of any additional vesting rights that would have accrued on the next vesting date had the optionee not become disabled. The proration will be based on the number of days accrued in the current vesting period prior to the optionee’s date of disability.

(2)	Timing. A disabled optionee must exercise his or her stock options within one year after the optionee’s termination due to disability (or, if earlier, within the originally prescribed term of the stock option).

(3)	Loss of ISO Status. If an optionee exercises an ISO after the exercise period expires under I.R.C. § 422, then that ISO will be treated as an NSO.

(4)	Exclusion. This Section 5.4 (J) does not apply to disabilities incurred due to willfully self-inflicted injury, willfully self-induced sickness, or injury incurred while participating in a criminal offense.

(5)	Conflict with Employment or Service Agreement. If the definition of “disabled” under I.R.C. § 22(e)(3) differs from the definition of disabled under the optionee’s employment or service agreement, then the governing definition will depend on the nature of the stock option as follows:

(a)	ISO. The definition of “disabled” under I.R.C. § 22(e)(3) will govern.

(b)	NSO. The definition under the employment or service agreement will govern.

(6)	Determination of Disability. The administrator will determine whether the optionee is disabled and the date of disability. If a different procedure exists in another agreement between the Company and optionee, then the administrator must follow that procedure instead of this Section 5.4(J)(6). The optionee is entitled to an examination (at the Company’s expense) by a physician selected by the administrator. A determination of disability under this Plan is not an admission of disability for any other purpose.

(J)	Termination for Cause. If an optionee’s employment or service terminates for cause, then the Company will cancel all of the optionee’s outstanding and unexercised stock options. The cancellation will be effective when the Company delivers the notice of termination for cause to the optionee.

(1)	Definition of “Cause”. The term “cause” under this Plan includes:

(a)	dishonesty toward the Company or its affiliates;

(b)	substantial malfeasance or non-feasance of duty;

(c)	unauthorized disclosure of confidential information;

(d)	optionee’s breach of any provision of any written agreement between the optionee and the Company or its affiliates; and

(e)	conduct substantially prejudicial to the Company’s business.

(2)	Conflict with Employment or Service Agreement. The definition of “cause” under an employment or services agreement between the optionee and the Company in effect at the time of termination will govern if that definition conflicts with the definition of “cause” under this Plan.

(3)	Determination. The administrator will determine whether the optionee’s termination satisfies the definition of “cause” under this Plan.

(4)	Scope. Cause is not limited to events that occurred prior to an optionee’s termination of employment or services. The administrator may make a finding of cause before or after the Company terminates the optionee’s employment or services.

(5)	Subsequent Determination of Cause. If, after an optionee is terminated, the administrator determines that the optionee engaged in behavior constituting cause (before or after termination), then the administrator will immediately cancel any unvested Awards, and any vested Awards will cease to be exercisable.

(K)	Other Termination. If the Company terminates an optionee’s employment or service for a reason other than death, disability, or cause, then the optionee may exercise any vested stock option for up to three months after termination, or until the expiration date of the stock option, whichever is earlier.

(1)	Death or Disability After Termination. This Section 5.4(K), and not Sections 5.4 (H) and 5(I), will apply to an optionee who dies or becomes disabled after the Company terminates the optionee’s employment or service. If an optionee dies or becomes disabled within three months after the termination, the optionee or the optionee’s estate may exercise the stock option within one year after the optionee’s termination, but in not after the stock option term expires.

(2)	Temporary Disability. An optionee who is absent from work with the Company or its affiliates because of temporary disability (any disability other than a permanent and total disability), or who is on leave of absence, will not be deemed to have terminated his or her employment or service with the Company or its affiliates unless the administrator expressly finds otherwise after the optionee is given notice and a hearing.

(3)	Change in Status. A change of an optionee’s status within the Company or its affiliates will not affect stock options granted under the Plan, so long as the optionee continues to be an officer, employee, director, or consultant of the Company or its affiliates. This paragraph is subject to applicable law and the option agreement governing the stock options.

(4)	Loss of ISO Status. If the Company terminates an optionee for a reason other than death, disability, or cause, and the optionee subsequently exercises an ISO after the exercise period expires under I.R.C. § 422, then that ISO will be treated as an NSO.

6.	Stock Appreciation Rights

6.1	General. The administrator may grant stock appreciation rights on a stand-alone basis or in conjunction with a stock option granted under the Plan. Stock appreciation rights may be granted concurrently with an NSO, or at some point after the NSO is granted. Stock appreciation rights that are coupled with an ISO must be granted concurrently with the ISO. A stock appreciation right will expire on a date determined by the administrator or, if coupled with a stock option, when the related stock option is exercised or expires.

6.2	Exercise. An awardee may exercise a stock appreciation right as directed by the administrator under this Section 6. If an awardee exercises a stock appreciation right granted in conjunction with a stock option, then the awardee must surrender the corresponding portion of the stock option under procedures established by the administrator. When an awardee exercises a stock appreciation right and surrenders the corresponding stock option, the awardee will be entitled to receive an amount determined in the manner prescribed in this Section 6. Surrendered stock options that were coupled with a stock appreciation right will no longer be exercisable by the awardee to the extent of the stock appreciation right exercised.

6.3	Terms. The administrator is authorized to determine terms and conditions for stock appreciation rights, including the following:

(A)	Exercisability. The administrator will determine when and how an awardee may exercise his or her stand-alone stock appreciation rights. A stock appreciation right granted in conjunction with a stock option will only be exercisable when the related stock option is exercisable under Section 5 and this Section 6.

(B)	Value. An awardee who exercises a stock appreciation right is entitled to receive an amount in cash, common stock, or both. The value of the stock appreciation right will be calculated by subtracting the grant price per share from the fair market value per share at exercise, multiplied by the number of shares with respect to which stock appreciation rights were exercised. The grant price per share will be determined by the administrator for stand-alone rights, and under the related stock option grant agreement for stock appreciation rights that are coupled with a stock option.

The administrator will retain the right to determine the form of payment.

(C)	Transferability. Stock appreciation rights are only transferable under the conditions described in Section 5(G)(1) of the Plan.

7.	Restricted Stock

7.1	General. The administrator may issue Company common stock (without any intervening options) to any person who qualifies as an eligible individual under Section 2 of the Plan.

7.2	Authority. The administrator is authorized to establish terms upon which the Company will issue Company common stock to eligible individuals under the Plan. These terms may include performance requirements, restrictions, forfeiture provisions, contingencies, and other limitations.

7.3	Vesting. The administrator may issue an award of Company common stock under any of the following vesting schedules:

(A)	fully vested upon issuance;

(B)	vested in installments over the awardee’s employment or service to the Company; or

(C)	vested when the awardee attains specified performance objectives; or

7.4	Stock Grant Agreement. Every stock award under this Section 7 must be evidenced by a written stock grant agreement signed by the administrator on behalf of the Company. The administrator will determine the form of agreement and terms of each stock grant agreement. At a minimum, the stock grant agreement must state the number of shares granted under the agreement.

7.5	Certificates. The administrator may record shares issued under Section 7 of this Plan through book-entry registration by issuing stock certificates. Stock certificates issued under Section 7 may bear appropriate legends referring to the terms and restrictions from the applicable stock grant agreement. The administrator may require the Company to hold stock certificates under Section 7 until the shares become unrestricted. Under such circumstances, the administrator may also require the awardee to deliver a proxy to the Company.

7.6	Consideration. The administrator may issue a stock award in exchange for consideration it deems appropriate, to include:

(A)	cash or cash equivalents;

(B)	past services rendered to the Company or its affiliates; or

(C)	future services to the Company or its affiliates.

8.	Change in Control

8.1	Scope. If the Company experiences a change in control (as defined in this Section 8), then this Section 8 of the Plan will apply to any stock option, stock appreciation right, or stock award issued under the Plan. If a provision of Section 8 conflicts with another provision of the Plan (or applicable grant agreement), then this Section 8 will govern as of the date the change in control is carried out.

8.2	Effect. If the Company experiences a change in control under this Section 8, then the following will apply:

(A)	all stock options outstanding and stock appreciation rights outstanding as of the change of control date will become fully exercisable and vested to the full extent of the original grant;

(B)	the restrictions applicable to any outstanding stock award will lapse, and the Company common stock subject to the applicable stock award grant will become unrestricted, fully vested, and transferable to the full extent of the original grant; and

(C)	all the Company’s outstanding repurchase rights concerning any outstanding Awards will terminate.

8.3	Merger or Reorganization Agreement. Outstanding Awards will be subject to the merger or reorganization agreement governing the change in control, which must provide for:

(A)	continuation of the Company’s outstanding Awards, if the Company is a surviving entity;

(B)	the surviving corporation’s assumption of the outstanding Awards;

(C)	the surviving corporation’s substitution of equivalent awards for the outstanding Awards; or

(D)	cash settlement of each share of Company common stock subject to an outstanding Award for the change in control price determined under Section 8.4 (less, if applicable, the per share exercise price). The outstanding Award will terminate if the per share exercise price equals or exceeds the change in control price.

8.4	Change in Control Price. The administrator will establish the change of control price using the following formula:

(A)	Publicly Traded Shares. The highest reported sales price, regular way, of a share of Company common stock in any transaction reported on any securities exchange or listing service on which the shares are listed during the 60-day period prior to and including the change in control date.

(B)	Non-Publicly Traded Shares. The administrator will determine the fair market value of the shares.

(C)	Tender Offer, Exchange, Merger, or Acquisition. The highest price per share of Company common stock paid in the tender offer, exchange, merger, or acquisition.

The Board retains sole discretion to determine the value of securities or other non-cash consideration offered in any transaction under this Section 8.

8.5	Definition. The following events will constitute a change of control under this Plan:

(A)	Change in Shareholder Control. An acquisition by an individual, entity, or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Person”) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of either:

(1)	the then outstanding shares of common stock of the Company; or

(2)	the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

The following types of acquisitions will not constitute a change of control under this Section 8.4(A):

(1)	directly from the Company, other than an acquisition through exercise of a conversion right;

(2)	by the Company;

(3)	by an employee benefit plan sponsored by the Company or its affiliates; or

(4)	by any Person through a merger or reorganization under Section 8.4 (C).

(B)	Change in Board Control. A change in Board composition within 24 consecutive months where the directors who served on the Board prior to the change no longer constitute a majority of the Board after the change.

(1)	Inclusion. An individual who becomes a Board member through a majority vote (after the change in Board composition) of the directors who served on the board before the change in composition will be treated as if he or she served on the Board before the change in composition.

(2)	Exclusion. Any individual who becomes a director after an actual or threatened election contest (as those terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) will not be treated as if he or she served on the Board before the change in composition.

(C)	Merger. A merger or consolidation in which the Company is not the surviving entity.

(D)	Liquidation. The sale, transfer, or other disposition of all or substantially all of the Company’s assets (including the capital stock of the Company’s subsidiary corporations).

(E)	Reverse Merger. A reverse merger in which the Company is the surviving entity, but in which securities possessing more than 50 percent of the total combined voting power of the Company’s outstanding securities are transferred to persons different from those who held the securities immediately before the merger. The administrator may exercise discretion to determine whether a transaction falls within the purview of this Section 8.4 (E).

9.	Miscellaneous

9.1	Amendment, Suspension, or Termination of the Plan.

(A)	Authority. The Board may amend, suspend, or terminate the Plan at any time. The Company will obtain shareholder approval of any Plan amendment as required by applicable law.

(B)	Effect of Suspension or Termination. The administrator may not grant any awards while the Plan is suspended or after it is terminated.

(C)	Outstanding Awards. Awards granted before the administrator amends, suspends, or terminates the Plan will not be affected by those actions unless:

(1)	the awardee and the administrator agree to the contrary in a writing signed by both parties; or

(2)	the administrator determines that the amendment, suspension, or termination is necessary to comply with applicable law or to avoid adverse accounting treatment.

9.2	Reservation of Shares. The Company will reserve a number of shares sufficient to satisfy the Plan’s requirements. The Company will not be liable for failing to issue or sell shares under this Plan if the Company cannot obtain required authorization from a regulatory body having jurisdiction over the lawful issuance or sale of the shares.

9.3	Issuance of Shares.

(A)	Delivery. The Company or its agents may deliver shares acquired under this Plan by any of the following means:

(1)	preparing a certificate representing the shares; or

(2)	delivering evidence of the book entry of the shares.

This Section 9.3 (A) is subject to the Company’s governing documents, the relevant award agreement, and applicable law.

(B)	Shareholder Rights. The awardee may not exercise any shareholder rights appurtenant to an award under this Plan until the Company issues the shares (as evidenced by an appropriate book entry made by the Company or its transfer agent). The Company will not make an adjustment for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in Section 4.3 of the Plan.

(C)	No Fractional Shares. The Company will not be required to issue fractional shares acquired under this Plan. This Section 9.3 (C) will govern over any contrary provision in this Plan or an award agreement.

9.4	Not an ERISA Plan or Deferred Compensation Plan. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended. The Plan is not intended to provide for the deferral of compensation under I.R.C. § 409A. Awards under the Plan will not be deemed compensation for purposes of computing benefits or contributions under any Company or affiliate retirement plan, deferred compensation plan, or other benefit plan. If this Section 9.4 conflicts with an applicable retirement plan, deferred compensation plan, or other benefits plan, then the conflicting plan will govern over this Section 9.4.

9.5	I.R.C. § 409A Compliance. The Company intends for Awards granted under this Plan to be exempt from I.R.C. § 409A. This Plan and all Award agreements will be construed in favor of satisfying the requirements of I.R.C. § 409A. Awardees and the Company are prohibited from accelerating or delaying payment under an Award in a manner not in compliance with I.R.C. § 409A.

9.6	Tax Treatment of Awards. The Company does not warrant or guarantee tax treatment of Awards under the Plan. The Company or its agents may provide awardees with information, but the Company and its agents cannot give tax advice. Awardees may not information provided by the Company concerning the tax consequences of Awards. Awardees should consult with an independent tax specialist concerning the purchase or disposition of shares under an Award. The Company and its agents will not be held liable for any taxes, penalties, or other monetary amounts owed by an awardee or other person resulting from an exercise, purchase, or payment under the Plan or the administration of the Plan.

For example, the administrator will determine the fair market value of its common stock under I.R.C. § 409A and grant options at or above the fair market value on the date of grant so that the options are exempt from I.R.C. § 409A. However, the Internal Revenue Service may challenge the fair market value determination and find that an option is subject to I.R.C. § 409A. If this were to happen, the awardee cannot make any claim against the administrator, the Board, the Company, or the Company’s agents.

9.7	Information to Awardee. The Company will provide each awardee a copy of financial statements (as it generally provides to its shareholders) during the term of an Option granted under the Plan. The Company will at least provide the information annually. The Company can comply with this Section 9.7 of the Plan by complying with Rule 701 of the Securities Act of 1933 with respect to the Plan. Any registered domestic partner shall be considered a “family member,” as that term is defined in Rule 701, for purposes of compliance.

9.8	Interpretation.

(A)	Severability. If a court of competent jurisdiction determines any provision of the Plan is illegal or unenforceable, then that provision will be enforced to the fullest extent under the law, and the other provisions will remain enforceable.

(B)	No Constraint on Corporate Action. Nothing in this Plan will be construed to:

(1)	limit or otherwise affect the Company’s or its affiliate’s right to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or

(2)	limit the Company’s or its affiliates’ right to act in a way the entity deems necessary or appropriate.

(C)	Choice of Law. The Plan is governed by Delaware law, without giving effect to any choice-of-law rule that would cause the application of the laws of any other jurisdiction.

The Company’s secretary certifies that this document contains the Vycor Medical, Inc., 2018 Stock Incentive Plan adopted by the Board on February 9, 2018.

VYCOR MEDICAL, INC.

/s/ David Cantor
By:	David Cantor
Title:	President